Calculation of Filing Fee Tables
S-3
Alexander & Baldwin, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, without par value	457(o)			$ 200,000,000.00	0.0001476	$ 29,520.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 29,520.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,365.00
			Net Fee Due:						$ 13,155.00
Offering Note
[1]	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in the registrant's Registration Statement on Form S-3, filed with the U.S. Securities and Exchange Commission on August 13, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Alexander & Baldwin, Inc.	S-3	333-258796	08/13/2021		$ 16,365.00	Equity	CommonCommon stock, without par valuestock, without par value		$ 150,000,000.00
Fee Offset Sources	2	Alexander & Baldwin, Inc.	S-3	333-258796		08/13/2021						$ 16,365.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed (i) a Registration Statement on Form S-3 (Registration No. 333-258796) (the "2021 Registration Statement"), initially filed with the SEC on August 13, 2021, and (ii) a prospectus supplement, dated August 13, 2021 (the "2021 Prospectus Supplement"), pursuant to the 2021 Registration Statement, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $150,000,000 under the registrant's then current "at-the-market" program. In connection with the filing of the 2021 Prospectus Supplement, the total registration fee of $16,365 was fully paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of $150,000,000 were not sold under the 2021 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,365 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $29,520 due for this offering. The remaining balance of the registration fee, $13,155, has been paid in connection with this offering. The 2021 Registration Statement has expired and the registrant has terminated the offering that included the unsold securities under the 2021 Prospectus Supplement.

Offset Note
[2]	See Note 1 above.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $200,000,000.00. The prospectus is a final prospectus for the related offering.